                      CCC INFORMATION SERVICES GROUP INC.
                              444 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654
                              CONSENT SOLICITATION
                                OCTOBER 5, 1998

    To the Holders of Common Stock and Series E Preferred Stock of CCC Information Services Group Inc.:

    The Board of Directors of CCC Information Services Group Inc., a Delaware corporation (the "Company"), is soliciting your consent to amend the Company's Amended and Restated Certificate of Incorporation to increase the maximum number of authorized directors of the Company from seven (7) to nine (9).

    Before the amendment can be effective, the holders of a majority of the Company's issued and outstanding voting stock must give their written consent. If your shares are held in street name, your broker may consent on your behalf if you do not direct your broker to refuse to consent. We ask that you return your written consent by November 2, 1998. You may revoke your consent at any time before November 2, 1998 by sending a written revocation to the Company's transfer agent, Harris Trust and Savings Bank, 111 W. Monroe Street, Chicago, Illinois, 60601.

    We will file an amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware when we receive consents from the holders of a majority of the Company's issued and outstanding voting stock. We expect to make this filing on or about November 2, 1998. A copy of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached to this Information Statement.

    Only stockholders of record at the close of business on September 23, 1998 (the "Record Date") are entitled to consent to the amendment. On that day, there were 25,058,449 shares of the Company's common stock and 500 shares of Series E Preferred Stock issued and outstanding. A total of 36,348,745 votes may be cast by such holders of common stock and Series E Preferred Stock considered together. White River Ventures may cast 7,247,564 votes with respect to its common stock and 11,290,296 votes with respect to its shares of Series E Preferred Stock, for a total of 18,537,860 or approximately 51% of the total votes eligible to be cast in connection with the written consent.

    The Board of Directors asks you to consent to the amendment. This Information Statement provides you with detailed information about the proposed amendment. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this Information Statement carefully.

    As of the Record Date, David M. Phillips, White River Ventures, Inc., Loeb Investors Co. XV, Loeb Investors Co. XIII and Loeb Investors Co. 108 (collectively, the "Majority Stockholders") owned common stock and Series E Preferred Stock representing in excess of 51% of the number of votes eligible to be cast in connection with the written consent. The Majority Stockholders have indicated their intention to consent to the amendment. AS A RESULT, ASSUMING THE MAJORITY STOCKHOLDERS CONSENT TO THE AMENDMENT, NO CONSENT ON THE PART OF ANY OTHER STOCKHOLDER WILL BE NECESSARY TO EFFECT THE AMENDMENT.

                                          By the Order of the Board of
                                          Directors,
                                          Gerald P. Kenney
                                          Vice President, Secretary and General
                                          Counsel

                      CCC INFORMATION SERVICES GROUP INC.
                              444 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654
                  INFORMATION STATEMENT DATED OCTOBER 5, 1998

                       VOTING RIGHTS; PROPOSED AMENDMENT

    On September 23, 1998, the Company's Board of Directors unanimously adopted a resolution approving an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the maximum number of authorized directors of the Company from seven (7) to nine (9). This change requires the consent of the Company's stockholders holding a majority of its issued and outstanding voting stock. Each share of common stock outstanding on the Record Date is entitled to one vote. In addition, there were 500 shares of Series E Preferred Stock outstanding on the Record Date, which are beneficially owned by White River Ventures, Inc. Pursuant to the provisions of the Company's Amended and Restated Certificate of Incorporation, White River Ventures, Inc. is entitled to vote together with the holders of the common stock on all matters voted on by holders of common stock. The number of votes that each share of Series E Preferred Stock may cast is determined according to a formula, the effect of which will be to cause White River Ventures, Inc. to cast in excess of 51% of the votes entitled to be cast by the outstanding shares of common stock and Series E Preferred stock considered together.

    THE CONSENT TO BE COMPLETED IS NOT A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The first mailing of this Information Statement to the holders of the Company's voting stock will be made on or near October 5, 1998. Subject to stockholder consent to the increase in the maximum number of authorized directors, the Company anticipates filing an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on or about November 2, 1998. The proposed change to the Amended and Restated Certificate of Incorporation is indicated on the attached copy.

    The Majority Stockholders and the Company have entered into a Stockholders Agreement dated June 16, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Stockholders Agreement") pursuant to which the parties thereto have agreed to certain terms relating to the corporate governance of the Company including the election of directors. Pursuant to the terms of the Stockholders Agreement, the parties thereto are obligated to take all actions necessary to cause the nomination, election or appointment to the Board of Directors of (i) five (5) individuals designated by White River Ventures, Inc. and (ii) four (4) individuals designated by a majority of the Majority Stockholders. As a result, it is necessary for the Company to amend its Amended and Restated Certificate of Incorporation to provide for such designations. Upon creation of the two additional directorships, the Board of Directors will appoint the following individuals to fill such directorships:

        MORGAN W. DAVIS, AGE 47, PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHITE MOUNTAIN INSURANCE CO. Mr. Davis served as a Director of the Company from 1995 until August 1998. He has also served since 1995 as the President and Chief Executive Officer of White Mountain Insurance Company, a wholly-owned subsidiary of Fund American. From 1992 to 1994, Mr. Davis was self-employed as a private investor in a number of entrepreneurial enterprises. From 1987 to 1992, he served as President of Fireman's Fund commercial Insurance. Mr. Davis is currently a Director of White Mountain Holdings and Valley Insurance Group. Mr. Davis is a member of the Audit and Compensation Committee.

        GITHESH RAMAMURTHY, AGE 37, PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF TECHNOLOGY OFFICER, CCC INFORMATION SERVICES INC. Mr. Ramamurthy joined the Company in July 1992 as Executive Vice President-Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President-Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became President and Chief Operating Officer. Prior to joining the Company, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company where he directed product development activities. Sales Technologies, Inc. customers included a long list of Fortune 100 clients in the United States and Europe before it was acquired by Dun & Bradstreet in 1989.

                                STOCK OWNERSHIP

    The following tables give information about the ownership of the Company's voting securities as of July 31, 1998 by the holders known to the Company to own beneficially five percent or more of any class of the Company's voting securities (based on information filed with the SEC) and the directors, the chief executive officer, the executive officers and directors as a group.

                                                                                            AMOUNT AND
                                                                                             NATURE OF     PERCENT
                                                          NAME AND ADDRESS OF               BENEFICIAL       OF
TITLE AND CLASS                                             BENEFICIAL OWNER                 OWNERSHIP      CLASS
--------------------------------------------  --------------------------------------------  -----------  -----------
Common Stock................................  Loeb Entities (2)                              3,457,315         13.8
Common Stock................................  White River Ventures, Inc. (3)(4)              7,247,564         28.9
Preferred Stock-Series E....................  White River Ventures, Inc. (3)(4)                    500        100.0

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities.

(2) Includes Loeb Investors Co. XIII, Loeb Investors Co. XV and Loeb Investors Co. 108. The address of the Loeb Entities is 61 Broadway, 24th Floor, New York, New York 10006.

(3) The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(4) The Company has been informed that on June 30, 1998, White River Corporation, the sole shareholder of White River Ventures, Inc., was acquired in a merger with Demeter Holdings Corporation, which is solely controlled by the President and Fellows of Harvard College, a Massachusetts educational corporation and title-holding company for the endowment fund of Harvard University. The Company has been further informed that Charlesbank Capital Partners LLC will act as investment manager with respect to the investment of White River Ventures, Inc. in the Company.

                                                                                             AMOUNT AND
                                                                                             NATURE OF      PERCENT
                                                                NAME AND                     BENEFICIAL       OF
TITLE AND CLASS                                             BENEFICIAL OWNER                 OWNERSHIP       CLASS
--------------------------------------------  --------------------------------------------  ------------  -----------
Common Stock................................  David M. Phillips (2)                              845,260         3.4
Common Stock................................  J. Laurence Costin                                 167,255           *
Common Stock................................  Githesh Ramamurthy (3)                             370,480         1.5
Common Stock................................  John Buckner (4)                                    79,720           *
Common Stock................................  Blaine R. Ornburg (5)                              122,000           *
Common Stock................................  Leonard Ciarrocchi (6)                              36,000           *
Common Stock................................  Dudley C. Mecum (11)(13)                         1,337,000         5.3
Common Stock................................  Thomas L. Kempner (7)                            3,724,674        14.9
Common Stock................................  Michael R. Eisenson (8)(10)                      7,247,564        28.9
Common Stock................................  Mark A. Rosen (9)(10)                            7,247,564        28.9
Common Stock................................  Michael R. Stanfield                               --           --
Common Stock................................  Herbert S. Winokur, Jr. (12)(13)                 1,337,000         5.3
Common Stock................................  All directors and executive offers as a
                                              group (13 persons)                              13,929,953        55.6

------------------------

*   Less than one percent of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Includes 300,000 shares of Common Stock held by Ruth Ann Phillips, Mr. Phillips' wife. Mr. Phillips disclaims beneficial ownership of the shares held by Ruth Ann Phillips, except to the extent of his pecuniary interests therein. Includes 17,500 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within sixty (60) days of July 31, 1998.

(3) Includes 166,880 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(4) Includes 67,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(5) Includes 94,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(6) Includes 36,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(7) Includes 3,457,315 shares of Common Stock held by Loeb Entities. Mr. Kempner is the managing general partner or the general partner of the general partner of each of the Loeb Entities. Mr. Kempner disclaims beneficial ownership of the shares held by the Loeb Entities, except to the extent of his pecuniary interests therein. Also includes (held personally) 200,000 shares of Common Stock and 67,360 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(8) Includes 7,247,564 shares of Common Stock held by White River Ventures, Inc. Mr. Eisenson is President and Chief Executive Officer of Charlesbank Capital Partners LLC owner of White River Ventures, Inc. and disclaims beneficial ownership of the shares held by White River Ventures, Inc., except to the extent of his pecuniary interests therein.

(9) Includes 7,247,564 shares of Common Stock held by White River Ventures, Inc. Mr. Rosen is Managing Director of Charlesbank Capital Partners LLC owner of White River Ventures, Inc. and disclaims beneficial ownership of the shares held by White River Ventures, Inc., except to the extent of his pecuniary interests therein.

(10) White River Ventures, Inc. also owns 558 shares of Series C Preferred Stock, which is 87% of the outstanding shares of such class, 3,194 shares of Series D Preferred Stock, which is 84% of the outstanding shares of such class, and 500 shares of Series E Preferred Stock, which is 100% of the outstanding shares of such class. Mr. Eisenson and Mr. Rosen disclaim beneficial ownership of the shares held by White River Ventures, Inc. except to the extent of their pecuniary interests therein.

(11) Includes 1,337,000 shares of Common Stock held by Capricorn Investors II, L.P. Mr. Mecum is a partner in Capricorn Investors II, L.P. and disclaims beneficial interest of the shares held by Capricorn Investors II, L.P. except to the extent of his pecuniary interests therein.

(12) Includes 1,337,000 shares of Common Stock held by Capricorn Investors II, L.P. Mr. Winokur is a partner in Capricorn Investors II, L.P. and disclaims beneficial interest of the shares held by Capricorn Investors II, L.P. except to the extent of his pecuniary interests therein.

(13) Capricorn Investors II, L.P. also owns 72 shares of Series C Preferred Stock, which is 13% of the outstanding shares of such class and 407 shares of Series D Preferred Stock which is 11% of the outstanding shares of such class. Mr. Mecum and Mr. Winokur disclaim beneficial ownership of the shares held by Capricorn Investors II L.P. except to the extent of their pecuniary interests therein.

                              GENERAL INFORMATION

    The expense of preparing, printing, and mailing this Information Statement will be paid by the Company. In addition to the use of the mail, consents may be solicited personally or by telephone by employees of the Company. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable costs in sending the consent material to the beneficial owners of the Company's voting stock.

    The Company files annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information filed by the Company at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois.

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov.

    You may also request a copy of the Company's financial reports filed with the SEC by contacting the Company at 444 Merchandise Mart, Chicago, Illinois 60654, telephone number 312-222-4636.

               PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING
                        CONSENT CARD BY NOVEMBER 2, 1998

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

                      CONSENT TO THE PROPOSED AMENDMENT TO
             THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                      PROPOSED AMENDMENT TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                   ARTICLE 5
                                   * * * * *

    (b) The number of directors of the Corporation shall be not less than three
(3) nor more than nine (9) and shall be fixed in accordance with the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

                                   * * * * *

This consent card must be received no later than November 2, 1998.

                         CCC INFORMATION SERVICES GROUP INC.
                                     Consent Card
                    Solicited on Behalf of the Board of Directors

The undersigned hereby takes the following action with respect to all the shares of voting stock of CCC Information Services Group Inc., which the undersigned is entitled to vote:

Consent   Does Not Consent    To amendment to the Amended and Restated
                              Certificate of Incorporation of CCC Information
                              Services Group Inc. to increase the maximum authorized number of directors to nine (9)

The Board of Directors recommends giving consent to the amendment. Once a majority has consented to the amendment, the majority vote shall become irrevocable and the amendment shall be approved.

If you do not approve the amendment, you do not need to take any action. Because the approval of a majority of the outstanding shares is required, not returning this card has the same impact as not consenting to the amendment.

Marking the box "CONSENT" constitutes your written consent to the amendment. However, if no box is marked, your signature below will evidence your written consent to the amendment as recommended by the Board of Directors.

Sign, Date and Return the Consent Card Promptly Using the Enclosed Envelope.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:__________________ Date:_______ Signature:_________________
Date:__________


                                      10